                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              NEW YORK BAGEL ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                        NEW YORK BAGEL ENTERPRISES, INC.

                                300 I.M.A. PLAZA
                             250 NORTH WATER STREET
                           WICHITA, KANSAS 67202-1213

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 21, 1997

                            ------------------------

To the Stockholders of
New York Bagel Enterprises, Inc.

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of New York Bagel Enterprises, Inc. (the "Company") will be held at the Wichita Art Museum, 619 Stackman Drive, Wichita, Kansas 67203-3296, on the 21st day of May, 1997, at 1:00 p.m. (local time) for the following purposes:

    1. To elect two (2) directors to hold office until the 2000 Annual Meeting of Stockholders of the Company or until their respective successors shall have been duly elected and shall have qualified;

    2. To ratify the amendment of the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan") by allocating 100,000 additional Common Shares to be potentially issued pursuant to the terms of the Incentive Plan;

    3. To ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors for the Company for the fiscal year ending December 28, 1997; and

    4. To transact such other business as may properly come before the meeting or any adjournments thereof.

    Only common stockholders of record at the close of business on April 18, 1997, are entitled to notice of and to vote at the annual meeting.

    All stockholders are cordially invited to attend the meeting in person. However, if you are unable to attend in person and wish to have your shares voted, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Your proxy may be revoked by appropriate notice to the Secretary of New York Bagel Enterprises, Inc. at any time prior to the voting thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                    /s/ JON H. CRAMER,
                                                 CHIEF FINANCIAL OFFICER,
                                                 SECRETARY AND TREASURER

Wichita, Kansas
March 31, 1997

                        NEW YORK BAGEL ENTERPRISES, INC.

                                300 I.M.A. PLAZA
                             250 NORTH WATER STREET
                           WICHITA, KANSAS 67202-1213
                                 (316) 267-7373

                                 March 31, 1997

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 21, 1997

                            ------------------------

    This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are furnished to holders of common shares, par value $0.01 per share (the "Common Shares"), of New York Bagel Enterprises, Inc. (the "Company") in connection with the solicitation by its Board of Directors (the "Board") of proxies to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 21, 1997, at 1:00 p.m. at the Wichita Art Museum, 619 Stackman Drive, Wichita, Kansas 67203-3296, and at any postponements or adjournments thereof. Only those stockholders of record at the close of business on April 18, 1997, will be entitled to receive notice of, and to vote at, the Annual Meeting. Copies of this Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Stockholders are first being mailed to stockholders on or about April 21, 1997.

    All Common Shares represented by each properly executed Proxy received by the Board pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the Proxy. If no directions have been specified on a Proxy, the Common Shares represented by that Proxy will be voted as follows:

   "FOR" the election of directors of the nominees named on the accompanying proxy;

   "FOR" the ratification of the amendment of the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan") by allocating 100,000 additional shares of Common Shares to be potentially issued pursuant to the terms of the Incentive Plan; and

   "FOR" the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants, for the Company for fiscal year 1997.

    Management knows of no other matters that may properly be brought, or which are likely to be brought, before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named as proxies in the accompanying Proxy or their substitutes will vote in accordance with their best judgment on such matters.

    Without affecting any vote previously taken, a stockholder signing and returning a Proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing mailed to Jon H. Cramer, Secretary of the Company, at the Company's executive offices at 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, by executing a subsequent Proxy, or by attending the Annual Meeting and declaring to the Company such stockholder's intent to vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a Proxy.

    The presence, in person or by proxy, of the holders of a majority of the Common Shares issued and outstanding on April 18, 1997, is necessary to constitute a quorum at the Annual Meeting. As of March 1, 1997, the Company had 4,667,500 Common Shares issued and outstanding.

    Under Kansas law and the Company's Restated and Amended Bylaws, each stockholder is entitled to one vote for each Common Share held. Common Shares represented in person or by proxy but not voted with respect to a proposal are counted as present. In votes other than for the election of directors, the effect of abstention or a non-vote is the same as a "no" vote. In the election of directors, Common Shares as to which the authority to vote is withheld and the Common Shares represented in person or by proxy but not voted with respect to the election of directors are not counted toward the election of directors or toward the election of the individual nominees specified on the proxy.

    All costs of solicitation of the proxies will be borne by the Company. Solicitation will be made by mail. Proxies may be further solicited at no additional compensation by officers, directors, or employees of the Company by telephone, written communication or in person. Upon request, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to the beneficial owners of Common Shares of the Company. No solicitation will be made by specially engaged employees or other paid solicitors.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NUMBER AND TERM OF DIRECTORS

    The Company's Articles of Incorporation divide the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Successors to directors whose terms have expired are required to be elected by stockholder vote. Vacancies in unexpired terms and any additional positions created by Board action are filled by action of the existing Board. The terms of Messrs. Atherton and Walsh will expire at the 1997 annual meeting of stockholders of the Company; the terms of Messrs. Sorrentino and Murfin will expire at the 1998 annual meeting of stockholders; and the terms of Messrs. Geresi, Hoover and Clark will expire at the 1999 annual meeting of stockholders.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The names of the directors, executive officers and key employees of the Company, their respective ages, positions and director's terms are as follows:

NAME                                        AGE                          POSITION
--------------------------------------      ---      ------------------------------------------------
Robert J. Geresi(1)...................          34   Chairman of the Board, Chief Executive Officer
                                                       and President

Paul T. Sorrentino(2).................          34   Vice President--New Store Development and
                                                       Director

Paul R. Hoover(1).....................          36   Vice President--Strategic Planning and Director

Jon H. Cramer.........................          31   Chief Financial Officer, Secretary and Treasurer

Vincent J. Vrana......................          34   Vice President--Training

Markus K. Scholler....................          42   Director of Franchise Operations

William S. Atherton(3)(4)(5)..........          64   Director

Stanley K. Clark(1)(4)................          44   Director

David L. Murfin(2)(4)(5)..............          47   Director

William J. Walsh, Jr.(3)(5)...........          48   Director

------------------------

(1) Class III Director (term expiring 1999).

(2) Class II Director (term expiring 1998).

(3) Class I Director (Nominee Director-term expiring at Annual Meeting).

(4) Member of the Audit Committee.

(5) Member of the Compensation Committee.

    ROBERT J. GERESI has served as Chairman of the Board, Chief Executive Officer and President of the Company since December 1995. Mr. Geresi served as an executive officer of each Prior Entity, as defined herein, since their respective inceptions beginning in 1986. From 1984 through 1986, Mr. Geresi served as a Senior Financial Analyst of Grumman Aerospace Corp., Bethpage, New York. Since 1995, Mr. Geresi has served as a director of Cowboy Land Development, Inc., a real estate subsidiary of Karsten Creek Golf Course, Oklahoma State University Foundation. Mr. Geresi received a Bachelor of Arts degree in economics from Binghamton University, Binghamton, New York in 1984.

    PAUL T. SORRENTINO has served as Vice President--New Store Development and as a Director of the Company since December 1995. Mr. Sorrentino served as an executive officer of each Prior Entity since their respective inceptions beginning in 1986. From 1985 to 1986, Mr. Sorrentino was a telecommunications consultant for Cameron Communications, Oklahoma City, Oklahoma. Mr. Sorrentino received a Bachelor of Arts degree in advertising from Oklahoma State University, Stillwater, Oklahoma in 1985.

    PAUL R. HOOVER has served as Vice President--Strategic Planning and as a Director of the Company since December 1995. From June 1994 until December 1995, Mr. Hoover served as Vice President and as a Director of New York Bagel Enterprises, Inc., the franchisor entity of the Prior Entities. Since 1984, Mr. Hoover has been a Director and stockholder of West-Kan Foods, Inc., a Wendy's restaurant franchisee. From 1986 to 1990, Mr. Hoover was President of Midco Foods, Inc., a multi-concept restaurant franchisee. Mr. Hoover is the owner of and has served as the President of Paul R. Hoover Real Estate Company since 1990. Mr. Hoover received a Bachelor of Arts degree in geology from Wichita State University, Wichita, Kansas in 1983.

    JON H. CRAMER has served as Chief Financial Officer, Secretary and Treasurer of the Company since December 1996. From July 1988 to December 1996, Mr. Cramer was with KPMG Peat Marwick LLP, certified public accountants, most recently as a Senior Audit Manager. Mr. Cramer is a member of the American Institute of Certified Public Accountants, the Kansas Society of Certified Public Accountants and the Emporia State University Accounting Advisory Council. Mr. Cramer received a Bachelor of Science degree in accounting from Emporia State University, Emporia, Kansas in 1988. Mr. Cramer is a Certified Public Accountant.

    VINCENT J. VRANA has served as Vice President--Training of the Company since December 1995. Mr. Vrana served as an executive officer of each Prior Entity since their respective inceptions beginning in 1986. Mr. Vrana received a Bachelor of Science degree in business administration from Oklahoma State University, Stillwater, Oklahoma in 1986.

    MARKUS K. SCHOLLER has served as Director of Franchise Operations of the Company since October 1994. From 1990 to 1994, Mr. Scholler was Training General Manager for J.S. Ventures, Inc., a multi-unit Applebee's Neighborhood Grill & Bar franchisee. From 1986 to 1990, Mr. Scholler was General Manager of Midco Foods, Inc., a multi-concept restaurant franchisee. Mr. Scholler is a Director of the Kansas Restaurant and Hospitality Association.

    WILLIAM S. ATHERTON has served as a Director of the Company since January 1996 and is a nominee to the Board for the Annual Meeting. Mr. Atherton is a partner of Atherton & Murphy Investment Company, an investment partnership, and serves as Chairman of the Board of Atherton Restaurant Services, Inc. Mr. Atherton also serves as a Director of Wall Street Deli, Inc., a publicly-traded restaurant company, Chimis, Inc., a full-service casual dining concept, Oklahoma State University Foundation Board of

Governors and the National Cowboy Hall of Fame. From 1964 until 1986, Mr. Atherton served as Chairman of the Board and Chief Executive Officer of A & M Food Service, Inc., a Pizza Hut franchisee. He received a Bachelor of Science degree in petroleum engineering from Oklahoma State University, Stillwater, Oklahoma in 1956.

    STANLEY K. CLARK has served as a Director of the Company since December 1996. Mr. Clark is the owner of Stan Clark Cos., which owns and operates Eskimo Joe's restaurant, two additional restaurants and Joe's Clothes, a retail clothes operation. Mr. Clark serves as a Director of the Oklahoma Restaurant Association and serves on the Oklahoma Tourism and Recreation Commission. He received a Bachelor of Science degree in business administration from Oklahoma State University, Stillwater, Oklahoma in 1975.

    DAVID L. MURFIN has served as a Director of the Company since December 1995. From June 1994 until December 1995, Mr. Murfin served as a Director of New York Bagel Enterprises, Inc., the franchisor entity of the Prior Entities. Since 1978, Mr. Murfin has served in various capacities with, and since 1992 as President of, Murfin Drilling Company, an oil and gas production, exploration and drilling company. From 1975 to 1978, Mr. Murfin was a Production and Reservoir Engineer with Amoco Production Company. Mr. Murfin also serves as National Chairman of the Liaison Committee of Cooperating Oil and Gas Associations, President of the Kansas Independent Oil and Gas Association, a Director of the International Association of Drilling Contractors, Director of the Quivira Council of the Boy Scouts of America, a member of the Economic Analysis Panel of the Wichita Chamber of Commerce, and a Director of Heartspring. Mr. Murfin received Bachelor of Science degrees in business administration and in mechanical engineering from the University of Kansas, Lawrence, Kansas in 1975.

    WILLIAM J. WALSH, JR. has served as a Director of the Company since December 1996 and is a nominee to the Board for the Annual Meeting. Since 1978, Mr. Walsh has served as President and Chief Operating Officer of Daland Corporation, a multi-unit, multi-state Pizza Hut franchisee. Mr. Walsh is a stockholder in Krop Foods, Inc., a Red Hot & Blue casual dining barbeque restaurant franchisee. From 1966 through 1978, Mr. Walsh was with Pizza Hut, Inc., most recently as Vice President of Franchising. During 1996, Mr. Walsh served as Chairman and is currently a member of the Board of Directors of the International Pizza Hut Franchise Holders' Association. Mr. Walsh is a member of the Young Presidents' Organization. He received a Bachelor of Science degree in business administration from Wichita State University, Wichita, Kansas in 1971.

    There are no family relationships among any of the executive officers or directors of the Company. Executive officers of the Company are elected or appointed by the Board and hold office until their successors are elected or until the earliest of their death, resignation or removal.

BOARD MEETINGS

    The Board held six meetings during the fiscal year ended December 29, 1996. All directors attended all of the meetings of the Board.

BOARD COMMITTEES

    The Company's Board has two standing committees: the Audit Committee and the Compensation Committee. The functions of the Audit Committee, of which Messrs. Atherton, Clark and Murfin are members, are to make recommendations to the Board regarding the engagement of the Company's independent accountants and to review with management and the independent accountants the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of accounting personnel. The Audit Committee held one meeting during fiscal 1996. All members of the Audit Committee attended the meeting. The functions of the Compensation Committee, of which Messrs. Atherton, Murfin and Walsh are members, are to review and recommend to the Board the compensation, stock options and employment benefits of all officers of the Company, to administer the Incentive Plan, as defined herein, to fix the terms of certain other employee benefit arrangements and to make awards under such arrangements. The Compensation Committee held five meetings during fiscal 1996. All of the members of the Compensation Committee attended all the meetings. None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. Members of the committees are appointed annually by the Board and serve at the discretion of the Board until their successors are appointed or their earlier resignation or removal. The Board does not have a Nominating Committee.

COMPENSATION OF DIRECTORS

    Directors who are not also employees of the Company ("Nonemployee Directors") receive $250 per Board meeting attended and $125 per Board committee meeting attended and are reimbursed for out-of-pocket expenses incurred for attendance at meetings. The Company granted on June 4, 1996, nonqualified stock options under the Incentive Plan to purchase 17,500 Common Shares to each of Messrs. Murfin and Atherton, who are Nonemployee Directors, at an exercise price equal to 110% and 100%, respectively, of the price to public of the Company's initial public offering. The Company also granted on December 20, 1996, nonqualified stock options outside of the Incentive Plan to purchase 17,500 Common Shares to each of Messrs. Clark and Walsh, who are Nonemployee Directors, at an exercise price equal to $6.125 per Common Share which was 100% of the then close price of the Common Shares. The nonqualified stock options vest over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date. While the Company does not have a formal policy concerning the granting of nonqualified stock options to Nonemployee Directors, the Company may grant such options to Nonemployee Directors in the future. See "Executive Compensation--Non-Plan Options."

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires each director and officer of the Company, and each person who owns more than 10% of a registered class of the Company's equity securities to file by specific dates with the United States Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. The Company is required to report in this Proxy Statement any failure of its directors and officers and beneficial owners of more than 10% of the Company's Common Shares to file by the relevant due date any of these reports during the Company's fiscal year.

    To the Company's knowledge, all of the Company's officers, directors and 10% stockholders complied with applicable Section 16(a) filing requirements during fiscal 1996.

STOCKHOLDERS' AGREEMENTS

    In June 1994, Mr. Geresi, the Company's Chairman of the Board, Chief Executive Officer and President, Mr. Sorrentino, a Director and Vice President--New Store Development, Mr. Vrana, Vice President--Training, Mr. Hoover, a Director and Vice President--Strategic Planning, and Mr. Murfin, a Director of the Company, entered into a Contract for Sale of Stock which contained agreements among such stockholders pertaining to the approval of certain actions, management of NYBE-OK, as defined herein, election of directors, restrictions on the transfer of stock and preemptive rights. During January 1996, this agreement was terminated and the Stockholders' Agreement, as defined herein, became effective.

    The stockholders prior to the Company's initial public offering and the Company are parties to a certain stockholders' agreement which sets forth certain agreements regarding the management of the Company (the "Stockholders' Agreement"). The Stockholders' Agreement provides that Messrs. Geresi,

Vrana, Sorrentino and Rodney Joe Trizza and certain other stockholders shall designate three persons to stand for election as directors of the Company and that Ms. Nancy Murfin Moxley, Ms. Barbara Murfin Murphy and Messrs. Hoover, Murfin, Mark A. Moxley, V. Richard Hoover and Philip Faubert and certain other stockholders shall designate three persons to stand for election as directors of the Company. All stockholders who are parties to the Stockholders' Agreement have agreed to vote their shares in favor of the election of such designees. The Stockholders' Agreement will automatically terminate during August 1999. As of March 1, 1997, the stockholders prior to the Company's initial public offering have voting control over 55.6% of the outstanding Common Shares. Accordingly, such stockholders will be able to elect the entire Board and otherwise direct the affairs of the Company.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    Messrs. Atherton and Walsh are the Board's nominees for election as directors, to serve as Category I directors until the 2000 annual meeting of stockholders or until their successors are elected and qualified. Information concerning the nominees is set forth above. Both nominees have been previously appointed to the Board by the Board.

    If, for any reason, either of the nominees shall become unavailable for election, the individuals named in the enclosed Proxy may exercise their discretion to vote for any substitutes proposed by the Board, unless the Board should decide to reduce the number of directors to be elected at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for the election of each nominee for director.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED HEREIN.

                             EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS BY REFERENCE, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.

                      REPORT OF THE COMPENSATION COMMITTEE

HISTORY

    The Company commenced combined operations in January 1996 as a private company. At that time the Board formed the Compensation Committee which established the officers' salaries and other compensation. Salaries were based upon cash flow, the financial condition of the Company and the perceived levels of compensation deemed necessary to recruit and retain current employees.

    The Company adopted the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan") in January 1996. The Incentive Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Shares and restricted stock to officers, employees and directors of, and consultants and advisors to, the Company. The purpose of the Incentive Plan is to attract, retain and motivate such persons.

    The Incentive Plan authorizes the award of 400,000 Common Shares to be used for incentive stock options, nonqualified stock options or restricted stock grants, of which options to purchase 296,000 Common Shares were granted during fiscal 1996, none of which have been exercised, and 34,500 of which have terminated. Messrs. Geresi, Sorrentino, Hoover, Cramer and Vrana each received options to purchase 20,000 Common Shares. As of March 1, 1997, options to purchase 311,500 Common Shares have been granted, none of which have been exercised, and 35,500 of which have terminated.

THE COMPENSATION COMMITTEE

    The Board established the Compensation Committee in January 1996. The Compensation Committee's stated purpose is to review and recommend to the Board the compensation, stock options and employment benefits of all officers of the Company, administer the Incentive Plan, fix the terms of other employee benefit arrangements and make awards under such arrangements. The Compensation Committee is composed of directors who have never served as officers of the Company. The following is a summary of certain policies of the Compensation Committee that affect the compensation paid to officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

    GENERAL COMPENSATION POLICY. The Compensation Committee's overall policies with respect to officers is to offer competitive compensation opportunities for such persons based upon their personal performance, the financial performance of the Company and their contribution to that performance. Each officer's compensation package is comprised of two elements: (i) base salary that reflects individual performance and (ii) stock-based incentive awards designed to strengthen the mutuality of interests between the officers and the Company's stockholders.

    FACTORS. Several important factors considered in establishing the components of each officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were taken into account to a lesser degree. The Compensation Committee may, in its sole discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years. However, it is presently contemplated that all compensation decisions will be designed to further the overall compensation policy described above.

    BASE SALARY. The base salary for each officer is set on the basis of personal performance and internal comparability considerations. The Compensation Committee believes that the Company's most direct competitors for executive talent are not limited to the companies that the Company would use in a comparison for stockholder returns. Therefore, the compensation comparison group is not the same as the industry group index used in the "Performance Graph" section below.

    STOCK-BASED INCENTIVE COMPENSATION. The Company adopted the Incentive Plan in January 1996. The Incentive Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Shares and restricted stock to officers, employees and directors of and consultants and advisors to the Company. The purpose of the Incentive Plan is to attract, retain and motivate officers, employees, directors, consultants and advisors. The Incentive Plan authorizes the award of 400,000 Common Shares to be used for incentive stock options, nonqualified options or restricted stock. The Incentive Plan is proposed to be amended by the stockholders (see "Proposal to Ratify the Amendment of the Company's Incentive Plan by Allocating 100,000 Additional Common Shares"). Under the Incentive Plan and at the discretion of the Board as recommended by the Compensation Committee, awards may be granted to officers, employees and directors of and consultants and advisors to the Company in the form of incentive stock options, nonqualified stock options and restricted stock. Stock options may be exercised at a purchase price as recommended by the Compensation Committee and determined by the Board, provided that the exercise price per share under the Incentive Plan shall be an amount not less than 100% of the fair market value on the date the option is granted or 110% of fair market value for beneficial owners of 10% or more of the Company's outstanding Common Shares. Thus, the optionee receives a return only if the market price of the shares appreciates over the option term. The grants are designed to align the interests of the optionees with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business, even though certain officers of the Company are already significant stockholders of the Company (see "Security Ownership of Certain Beneficial Owners and Management"). Moreover, the long-term vesting schedules encourage a long-term commitment to the Company by its officers and other optionees. The size of the option grant to each optionee is set at a level that the Compensation Committee deems appropriate in order to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company, but also takes into account the individual's potential for future responsibility and promotion over the option vesting period, and the individual's performance in recent periods. The Compensation Committee periodically reviews the number of shares owned by, or subject to options held by, each officer, and additional awards are considered upon past performance of the officer.

CHIEF EXECUTIVE OFFICER

    In fiscal 1996, Mr. Robert J. Geresi, Chairman, Chief Executive Officer and President of the Company, received total cash payments of $58,250 in salary. In fiscal 1996, Mr. Geresi was also granted options under the Incentive Plan to purchase 20,000 Common Shares. These options are exercisable at a price of $9.90 per share (110% of the initial public offering price), and vest over a four year period. The Compensation Committee notes that the Company under the strong leadership of Mr. Geresi produced significant growth in sales and earnings during the period. The Compensation Committee considers this level of compensation appropriate in light of Mr. Geresi's leadership of a newly public, growth oriented restaurant company which has been involved in significant development and acquisition activities during fiscal 1996 and has experienced significant increases in fiscal 1996 revenues and net earnings of 56.8% and 18.0%, respectively, as compared to fiscal 1995, in spite of the performance of the Company's stock price. Mr. Geresi does not have an employment agreement with the Company.

LIMITATIONS ON DEDUCTIBILITY

    The Compensation Committee has reviewed the Company's informal compensation policies in light of amendments to the Internal Revenue Code enacted during 1993 that generally limit deductions for compensation paid to certain executive officers to $1,000,000 per annum (certain performance based compensation is not subject to that limit). At present levels of compensation, these amendments do not limit the deductions to which the Company is entitled and the Compensation Committee has therefore concluded that no changes in the Company's compensation policies as a result of these amendments are appropriate.

SUMMARY

    The Compensation Committee believes that the compensation programs of the Company and the administration of those programs well serve the interests of the Company's stockholders. These programs allow the Company to attract, retain and motivate exceptional management talent and to compensate officers in a manner that reflects their contribution to both the short-term and long-term performance of the Company. The Compensation Committee intends to continue to emphasize programs that it believes positively affect stockholder value.

            NEW YORK BAGEL ENTERPRISES, INC., COMPENSATION COMMITTEE William S. Atherton, David L. Murfin and William J. Walsh, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Company is composed entirely of the three Nonemployee Directors named as signatories to the above Report of the Compensation Committee. During fiscal 1996, no member of the Compensation Committee (nor any of their respective family members) was a party to any transaction with the Company exceeding $60,000.

SUMMARY COMPENSATION TABLE

    The following table sets forth the salary and other annual compensation paid during the fiscal year ended December 29, 1996, to the Company's Chief Executive Officer (the "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                                                                    COMPENSATION
                                                                      ANNUAL COMPENSATION        -------------------
                                                                 ------------------------------      SECURITIES
                                                   FISCAL YEAR                   OTHER ANNUAL        UNDERLYING
NAME AND PRINCIPAL POSITION                           ENDED         SALARY     COMPENSATION(1)       OPTIONS(#)
------------------------------------------------  -------------  ------------  ----------------  -------------------
Robert J. Geresi................................         1996    $  65,000(2)     $   34,909             20,000
  Chief Executive Officer and President

------------------------

(1) Consists of amount reimbursed for payment of 1996 taxes while the Company operated as an S corporation. Mr. Geresi receives personal benefits in addition to salary; however, the Company has concluded that the aggregate amounts of such personal benefits did not exceed the lesser of $50,000 or 10% of annual salary reported for Mr. Geresi and, therefore, such benefits have not been included herein.

(2) During April 1996, Mr. Geresi's salary was increased to $65,000 from
    $48,000.

STOCK OPTION GRANT TABLE

    The following table sets forth certain information concerning options granted to the Named Executive Officer during the Company's fiscal year ended December 29, 1996:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANT                              POTENTIAL REALIZABLE
                                    -----------------------------------------------                VALUE AT ASSUMED
                                      NUMBER OF                                                  ANNUAL RATE OF STOCK
                                     SECURITIES      % TOTAL OPTIONS                              PRICE APPRECIATION
                                     UNDERLYING        GRANTED TO        EXERCISE                 FOR OPTION TERM(2)
                                       OPTIONS     EMPLOYEES IN FISCAL     PRICE     EXPIRATION  --------------------
NAME                                GRANTED(#)(1)         1996           ($/SHARE)      DATE       5%($)     10%($)
----------------------------------  -------------  -------------------  -----------  ----------  ---------  ---------
Robert J. Geresi..................       20,000              7.7%        $    9.90    6/4/2001   $  31,800  $  91,800

------------------------

(1) The shares granted to Mr. Geresi are exercisable at an exercise price equal to 110% of the initial public offering price. All of these options are exercisable over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date.

(2) As required by the rules of the SEC, potential values are based on the assumption that the Company's Common Shares will appreciate in value from the grant date to the end of the option term (five years from the grant date) at annualized rates of five percent and ten percent (total appreciation of approximately 27.7% and 61.0%, respectively, and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Shares.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
  TABLE

    The following table sets forth information concerning shares acquired on exercise of stock options during fiscal 1996 and the value of stock options held at the end of fiscal 1996 by the Named Executive Officer:

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                                     OPTIONS AT FISCAL               IN-THE-MONEY OPTIONS
                                                                        YEAR END(#)                 AT FISCAL YEAR END($)
                             SHARES ACQUIRED        VALUE       ----------------------------  ----------------------------------
NAME                         ON EXERCISE(#)      REALIZED($)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
--------------------------  -----------------  ---------------  -------------  -------------  ---------------  -----------------
Robert J. Geresi..........              0                 0           4,000         16,000               0                 0

EMPLOYMENT ARRANGEMENTS

    The Company has entered into a standard form of employment agreement with four restaurant management employees (the "Employment Agreements") concerning the acquisition of its Austin, Texas franchisee. Each of the Employment Agreements expires on August 31, 1998. The Company may terminate the employee if such termination is for "cause" as defined therein. The Company does not have an employment agreement with Mr. Geresi, the Named Executive Officer.

INCENTIVE PLAN

    SCOPE. The Board and stockholders of the Company have approved the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan"). The Incentive Plan authorizes the Company to award incentive stock options and nonqualified stock options to purchase Common Shares and restricted stock to officers, employees and directors of, and consultants and advisors to, the Company. The purpose of the Incentive Plan is to attract, retain and motivate such persons.

    The Incentive Plan authorizes the award of 400,000 Common Shares to be used for incentive stock options, nonqualified stock options or restricted stock grants, of which options to purchase 296,000 Common Shares were granted during fiscal 1996, none of which have been exercised, and 34,500 of which have terminated. If an award made under the Incentive Plan expires, is canceled or is otherwise terminated, those shares will be available for future awards under the Incentive Plan. The Incentive Plan will terminate during January 2006.

    ADMINISTRATION. The Incentive Plan is administered by the Company's Compensation Committee which is comprised of directors who are disinterested within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act. Subject to the provisions of the Incentive Plan, the Compensation Committee has authority to select those officers, employees, advisors and consultants of the Company to receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, and to establish the terms, conditions and provisions of such awards. In making such award determinations, the Compensation Committee may take into account the nature of services rendered by the recipient, his or her present and potential contribution to the Company's growth and success, and such other factors as the Compensation Committee deems relevant. The Compensation Committee is authorized to interpret the Incentive Plan, to establish, amend, and revoke any rules and regulations relating to the Incentive Plan, to determine the terms and provisions of any agreements made pursuant to the Incentive Plan, and to make all other determinations that may be necessary or advisable for the administration of the Incentive Plan.

    STOCK OPTIONS. Both incentive stock options and nonqualified stock options (collectively referred to as "Stock Options") may be granted pursuant to the Incentive Plan. All Stock Options granted under the Incentive Plan will have an exercise price per share to be determined by the Compensation Committee; provided that the exercise price per share under each Stock Option shall not be less than the fair market value of a share of Common Shares at the time the Stock Option is granted (110% of such fair market value in the case of incentive stock options granted to a stockholder who owns 10% or more of the Company's Common Shares). The maximum term for all Stock Options granted under the Incentive Plan is ten years (five years in the case of an incentive stock option granted to a stockholder who owns 10% or more of the Company's Common Shares). Moreover, no Stock Options may be granted under the Incentive Plan more than ten years after the date of its adoption. All Stock Options are non-transferable other than by will or the laws of descent and distribution or a qualified domestic relations order, and during an optionee's lifetime may be exercised only by the optionee or the optionee's guardian or legal representative. Stock Options are exercisable at such time and in such installments as the Compensation Committee may provide at the time the Stock Option is granted. The Compensation Committee may accelerate the exercisability of any Stock Option at any time. The purchase price for shares acquired pursuant to the exercise of a Stock Option must be paid in the manner determined by the Compensation Committee. The terms and conditions of Stock Options relating to their treatment upon termination of the optionee's employment or association with the Company will be determined at the time the Stock Options are granted. An optionee is not deemed to be the owner of any Common Shares subject to any Stock Option until the Stock Option has been exercised, the Company has issued and delivered the shares to the optionee and the optionee's name has been entered as a stockholder of record on the books of the Company. The Stock Options vest over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date. In the event of a change in control of the Company, as defined, awards under the Incentive Plan become exercisable within 60 days of the change in control.

    RESTRICTED STOCK. Restricted stock awards are grants of Common Shares made to officers and employees, subject to conditions established by the Compensation Committee. The terms of a restricted stock award, including the restrictions placed on such shares and the time or times at which such restrictions will lapse, shall be determined by the Compensation Committee at the time the award is made. Unless the Compensation Committee determines otherwise, holders of restricted stock shall have the right to vote the shares of restricted stock and to receive all dividends thereon. The Compensation Committee may determine at the time of an award of restricted stock that dividends paid on such shares may be paid to the grantee or deferred. Deferred dividends (together with any interest accrued thereon) will be paid upon the lapsing of the restrictions on the shares of restricted stock or forfeited upon the forfeiture of the shares of restricted stock. The agreements evidencing awards of restricted stock shall set forth the terms and conditions of such awards and the effect of a grantee's termination of employment.

    ADJUSTMENTS. In the event of any change in the outstanding Common Shares by reason of any reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend or similar change in the corporate structure, the aggregate number of Common Shares with respect to which awards may be made under the Incentive Plan, and the terms and the number of shares of restricted stock, or the number of Common Shares underlying any outstanding Stock Options may be equitably adjusted by the Compensation Committee in its sole discretion.

    TERMINATION AND AMENDMENT. The Incentive Plan may be terminated or amended by the Board, provided that, in the absence of stockholder approval, no amendment of the Incentive Plan may materially increase the total number of Common Shares with respect to which awards may be made under the Incentive Plan (except as discussed in "--Adjustments" above), change the exercise price of a Stock Option, materially modify the requirements as to eligibility for participation in the Incentive Plan or materially increase the benefits accruing to participants under the Incentive Plan. No amendment of the Incentive Plan may adversely alter or impair any Stock Option or share of restricted stock awarded under the Incentive Plan prior to such amendment without the consent of the holder thereof.

NON-PLAN OPTIONS

    In addition to Stock Options granted pursuant to the Incentive Plan, the Company granted in December 1996, nonqualified options outside of the Incentive Plan to purchase 17,500 Common Shares (the "Non-Plan Options") to each of Messrs. Clark and Walsh. The Non-Plan Options were granted at an exercise price of $6.125 per share, 100% of the close price of the Common Shares on the grant date. The nonqualified options vest over a period of four years with the initial 20% becoming exercisable on the six-month anniversary of the grant date and an additional 20% becoming exercisable on each of the first four anniversaries of the grant date.

                               PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OR THE EXCHANGE ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS SECTION ENTITLED "PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCED INTO ANY FILINGS OR INTO ANY FUTURE FILINGS AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR FILED UNDER THE SECURITIES ACT OR THE EXCHANGE ACT.

    The following graph compares the cumulative total stockholder return on the Company's Common Shares from August 27, 1996 (the date the Company became a public company) through December 29, 1996, with the cumulative total return of the Nasdaq Stock Market Total Return Index and the Peer Group Index, as defined below. The graph assumes the investment of $100 in the Company's Common Shares on August 27, 1996 and reinvestment of all dividends. The initial public offering price of the Company's Common Shares was $9.00 per share.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                      AUGUST 27, 1996 TO DECEMBER 29, 1996

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NEW YORK BAGEL    NASDAQ STOCK MARKET    PEER GROUP
               Enterprises,
                       Inc.     Total Return Index         Index
8/27/96              100.00                 100.00        100.00
12/29/96              69.44                 112.94         80.72

CUMULATIVE TOTAL RETURN*                                                             12/29/96
-----------------------------------------------------------------------------------  ---------
New York Bagel Enterprises, Inc....................................................  $   69.44
Nasdaq Stock Market Total Return Index.............................................  $  112.94
Peer Group Index**.................................................................  $   80.72

------------------------

* Cumulative Total Return assumes reinvestment of dividends. There were no dividends paid by the Company during the period presented. Cumulative Total Return assumes an initial investment of $100 on August 27, 1996.

** Peer Group Index is composed of restaurant companies with similar product offering and/or market capitalization. These companies are Au Bon Pain Co., Inc., BAB Holdings, Inc., Blimpie International, Inc., Einstein/Noah Bagel Corp., Landry's Seafood Restaurants, Inc., Logan's Roadhouse, Inc., Manhattan Bagel Company, Inc., Quality Dining, Inc., Quizno's Corp. and Schlotzky's, Inc.

                                 PROPOSAL NO. 2

        PROPOSAL TO RATIFY THE AMENDMENT OF THE COMPANY'S INCENTIVE PLAN
                 BY ALLOCATING 100,000 ADDITIONAL COMMON SHARES

    The Board, on March 13, 1997, adopted a resolution to amend the New York Bagel Enterprises, Inc. 1996 Incentive Plan subject to the approval by the stockholders at the Annual Meeting. The amendment of the Incentive Plan, by allocating 100,000 additional Common Shares, is being submitted to the stockholders for approval as a method to compensate certain officers, employees and directors of, and consultants and advisors to the Company. The Board determined that such amendment is necessary in order to assist in accomplishing the Board's goals concerning compensation of such persons.

    The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the amendment of the Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE INCENTIVE PLAN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table presents certain information as of March 1, 1997, regarding the beneficial ownership of Common Shares by (i) each of the directors and the Named Executive Officer of the Company individually, (ii) all directors, the executive officers and the Named Executive Officer of the Company as a group, and (iii) all persons known by the Company to be beneficial owners of 5% or more of the Common Shares. Unless otherwise noted, the persons listed below have sole voting and investment power and record and beneficial ownership with respect to such shares.

                                                                NUMBER OF SHARES
                                                                  BENEFICIALLY
NAME OF BENEFICIAL OWNER                                            OWNED(1)         PERCENTAGE
------------------------------------------------------------  --------------------  -------------
Robert J. Geresi(2)(3)......................................           553,718           11.85%
Paul T. Sorrentino(2).......................................           552,918           11.84%
Paul R. Hoover(4)...........................................            67,973            1.46%
William S. Atherton.........................................             3,500            *
Stanley K. Clark............................................            10,000            *
David L. Murfin(5)(6).......................................           395,371            8.46%
William J. Walsh, Jr........................................           --                 *
Directors and executive officers as a group (eight
  persons)(7)...............................................         1,587,480           33.77%
Vincent J. Vrana(2).........................................           514,939           11.02%

------------------------

*   Less than one percent.

(1) The number of Common Shares beneficially owned by Messrs. Geresi, Sorrentino, Hoover, Atherton, Murfin and Vrana include 4,000, 4,000, 4,000, 3,500, 3,500 and 4,000 shares, respectively, or 23,000 shares in the aggregate, which such persons have a right to acquire pursuant to stock options that are vested or vest within 60 days.

(2) The address for Messrs. Geresi, Sorrentino and Vrana is 115 East 8th, Stillwater, Oklahoma 74074-4601.

(3) Includes 5,000 shares owned by Mr. Geresi's minor children.

(4) Includes 5,000 shares owned by Mr. Hoover's minor children.

(5) The address for Mr. Murfin is 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213.

(6) Includes 45,000 shares owned by Mr. Murfin's minor children.

(7) Includes 4,000 shares which Mr. Cramer has a right to acquire pursuant to stock options that vest within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REORGANIZATION

    The Company's business was previously operated through six separate entities, each of which was owned by one or more stockholders that existed prior to the Company's initial public offering (collectively, the "Prior Entities"). On December 31, 1995, the Company effected the "Reorganization" whereby, through a series of transactions, the Company succeeded to the businesses of the Prior Entities. First, New York Bagel Shop & Delicatessen, Inc., a Kansas corporation, and VPR, Inc., New York Bagel Shop, Inc., Bagel Boss, Inc. and Bagels of Norman, Inc., all Oklahoma corporations, were merged into New York Bagel Enterprises, Inc., an Oklahoma corporation ("NYBE-OK") by issuance of 1,368,704 shares of the Company's Class B Common Shares. Second, Nashville Bagel Co., Inc., a wholly owned subsidiary of NYBE-OK, was merged into NYBE-OK. Finally, NYBE-OK was merged into the Company for the purpose of changing the corporate domicile from Oklahoma to Kansas by issuance of 1,416,988 shares of the Company's Class A Common Shares to the pre-reorganization stockholders of NYBE-OK. As a result of the Reorganization, Messrs. Geresi, Sorrentino, Hoover, Vrana, Murfin and Trizza received 627,343, 627,343, 141,698, 584,564, 354,246 and 161,951 Common Shares,
respectively. In addition, Mr. Geresi's father, John R. Geresi, received 21,389 shares; Mr. Hoover's father, V. Richard Hoover, received 70,850 shares; Mr. Murfin's sister, Barbara Murfin Murphy, received 70,850 shares; Mr. Murfin's sister and brother-in-law, Nancy Murfin Moxley and Mark A. Moxley, received 70,850 shares; and 54,608 shares were issued to others.

LEASES

    The Company currently leases space for a Company-owned New York Bagel restaurant located in Norman, Oklahoma from Bagel Land, Inc. ("Bagel Land"), an Oklahoma corporation, owned one-third each by Messrs. Geresi, Sorrentino and Vrana. The Company made aggregate rent payments under such lease of $30,277 during fiscal 1996. The lease is for a term of five years commencing June 1994 at a rent of $2,350 per month for 30 months and $2,500 per month for the remaining 30 months with an option to renew for five years at $2,650 for the first 30 months and $2,800 per month for the last 30 months. The Company also leases space for a Company-owned New York Bagel restaurant located in Tulsa, Oklahoma from Cherry Street Land, Inc., an Oklahoma corporation, owned one-fourth each by Messrs. Geresi, Sorrentino, Vrana and Trizza. The Company made aggregate rent payments under such lease of $29,900 during fiscal 1996. The lease is for a term of five years beginning January 1995 with an option to renew for five years and rent for the first 24 months of $2,300 per month, $2,500 per month for the next 36 months, $2,700 per month for the next 30 months and $2,900 per month for the last 30 months.

    The Company subleases space for its corporate offices located in Wichita, Kansas from Murfin Drilling Company, Inc., a wholly owned subsidiary of Murfin, Inc. which is owned 7.1% by Mr. Murfin. The Company made aggregate rent payments under such sublease of $13,144 during fiscal 1996. The current sublease is on a month to month basis and is terminable on 30 days' notice by the Company.

STOCKHOLDER GUARANTEES

    The Company had outstanding aggregate bank borrowings of approximately $4.5 million which were guaranteed in various amounts by and in certain combinations of Messrs. Geresi, Sorrentino, Vrana, Murfin and Hoover. The Company used approximately $4.5 million of the net proceeds of its initial public offering of the Company's Common Shares to repay such indebtedness.

DISTRIBUTIONS

    The Company made a $156,000 distribution on March 4, 1997 to the stockholders that existed prior to the Company's initial public offering in connection with their estimated federal and state income tax obligations attributable to the Company's 1996 S corporation earnings. In connection with such distribution, Messrs. Geresi, Sorrentino, Hoover, Vrana, Scholler and Murfin received $34,909, $34,937, $3,900, $32,562, $797 and
$19,743, respectively.

FRANCHISEE

    During August 1995, the Company entered into a Development Agreement with Mr. Vrana's brother and his partner concerning the development of three New York Bagel restaurants in Columbia, South Carolina on terms and conditions comparable to all other franchisees of the Company. Pursuant thereto, Mr. Vrana's brother and his partner have developed two restaurants and entered into franchise agreements with the Company in connection therewith.

REAL ESTATE PURCHASE

    During 1996, the Company purchased for $353,216, Bagel Land's cost, land and a building under construction located in Lubbock, Texas, from Bagel Land. The Company completed construction of the restaurant and opened it during November 1996.

FUTURE TRANSACTIONS

    Although each of the foregoing transactions were among affiliated parties and necessarily involved conflicts of interest, the Company believes that they were on terms that were no less favorable than reasonably available from unaffiliated third parties. It is the Company's policy that all transactions between the Company and its affiliated entities, executive officers or directors will be subject to the review and approval of the majority of the Company's directors that do not have an interest in the transaction and will be on terms which will be no less favorable to the Company than the Company could obtain from non-affiliated parties.

                                 PROPOSAL NO. 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    KPMG Peat Marwick LLP has served as the Company's independent accountants since its appointment for fiscal 1994. The Board on the unanimous recommendation of the Audit Committee, has selected KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 28, 1997, subject to ratification by the stockholders at the Annual Meeting. Representatives of KPMG Peat Marwick LLP are expected to be present at the meeting to respond to questions and will have an opportunity to make a statement if they desire to do so.

    All services provided to the Company by KPMG Peat Marwick LLP were approved by the Audit Committee, which also considered the possible effect on the independence of KPMG Peat Marwick LLP by rendering such services. Audit services of KPMG Peat Marwick LLP for fiscal 1996 included the examination of the consolidated financial statements and services related to filings with the SEC.

    The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of KPMG Peat Marwick LLP.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1997.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board knows of no other business that will be presented by management for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, the proxy holders intend to vote the proxies as recommended by the Board.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 1998 Annual Meeting of the stockholders must be received by the Company in writing no later than January 22, 1998. Proposals must be mailed to New York Bagel Enterprises, Inc., 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, ATTN: Jon
H. Cramer, Secretary.

                           ANNUAL REPORT (FORM 10-K)

    The Annual Report to Stockholders of the Company for the fiscal year ended December 29, 1996, which includes financial statements, has been mailed to stockholders of the Company contemporaneously with the mailing of this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies. The Company undertakes, on written request and without charge, to provide each person from whom the accompanying Proxy is solicited with a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996, as filed with the SEC, including the financial statements and schedules. Requests should be addressed to New York Bagel Enterprises, Inc., 300 I.M.A. Plaza, 250 North Water Street, Wichita, Kansas 67202-1213, ATTN: Jon H. Cramer, Secretary.

                                            By Order of the Board of Directors

                                                    /s/ JON H. CRAMER
                                                 CHIEF FINANCIAL OFFICER,
                                                 SECRETARY AND TREASURER

March 31, 1997

                        NEW YORK BAGEL ENTERPRISES, INC.
                                 300 I.M.A. Plaza
                              250 North Water Street
                            Wichita, Kansas 67202-1213


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Robert J. Geresi, Paul R. Hoover and Jon
H. Cramer, or any one or more of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of New York Bagel Enterprises, Inc. (the "Company") held of record by the undersigned on April 18, 1997 at the Annual Meeting of Stockholders to be held on May 21, 1997, or any adjournments thereof.

1.   ELECTION OF DIRECTORS
          FOR all nominees listed below                                WITHHOLD AUTHORITY
          (except as marked to the contrary below)  / /    To vote for all nominees listed below  / /

                (INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

                                 William S. Atherton, William J. Walsh, Jr.

2. Proposal to ratify the amendment of the New York Bagel Enterprises, Inc. 1996 Incentive Plan (the "Incentive Plan") by allocating 100,000 additional Common Shares to be potentially issued pursuant to the terms of the Incentive Plan.

                       FOR   / /    AGAINST  / /   ABSTAIN  / /

3. Proposal to ratify the appointment of KPMG Peat Marwick LLP, certified public accountants, as the independent auditors for the Company for the fiscal year ending December 28, 1997.

                       FOR   / /    AGAINST  / /   ABSTAIN  / /

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Dated
                                            ----------------------------------

                                       ---------------------------------------
                                       Signature

                                       ---------------------------------------
                                       Signature, if held jointly


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                        PROMPTLY USING THE ENCLOSED ENVELOPE.